UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   November 4, 2013

AXIOM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Dr.
Oro Valley, AZ 85755
(Address of principal executive offices) (Zip Code)

(303) 872-7814
Company’s telephone number, including area code

AXIOM GOLD AND SILVER CORP.
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In reliance on exemptions provided by Section 4(1) of the Securities Act of 1933, we issued options to two new directors pursuant to our stock option plans approved by our board on October 24, 2013.  We issued one new director 300,000 options at $0.25 per share valid for ten years, of which 150,000 vested immediately and 50,000 will vest on each of May 1, 2014, November 1, 2014 and May 1, 2015. We issued the other new director 150,000 options at $0.25 per share valid for ten years, of which 75,000 vested immediately and 25,000 will vest on each of May 1, 2014, November 1, 2014 and May 1, 2015.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 4, 2013, the Company appointed Mr. Frank Lamendola as a Director and Chief Financial Officer and appointed Ryan Kerr as a Director.  In connection with the appointment, Mr. Lamendola and Mr. Kerr entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr. Lamendola and Mr. Kerr to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of their services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1.

From November 2006 through the present, Mr. Lamendola has been a consultant with SGA Group PC which is a public accounting firm.  From 1982 to August 2006, he worked with the firm, Moore Stephens, P.C. and was a partner there from 1996 through August 2006.  Mr. Lamendola received his Bachelors of Business Administration from Pace University, New York, NY in 1981

From 2004 to August 2006, Mr. Kerr was Operations Manager for NBI Services where he managed all operations on existing production, handled all state and regulatory issues, headed up all drilling and rework programs and implemented a 350+ wells large water flood project.  From September 2006 to December 2008, he worked for C&J Exploration as Operations Manager implemented sizable drilling program in Oklahoma and designing and implementing a nitrogen gas flood.  From 2009 to present Mr. Kerr has been an independent consultant and has primarily managed oil and gas production in Oklahoma.  Mr. Kerr received his B.S. Earth Science from Northeastern Oklahoma State University in 1994.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to that agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
10.1	Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Axiom Oil and Gas Corp.
Dated:  November 4, 2013

By:  /s/ Robert Knight
Name: Robert Knight
Title:  Chief Executive Officer